EXHIBIT 10.4

DAYSTAR TECHNOLOGIES, INC.

AGREEMENT CONCERNING INDEMNIFICATION AND RELATED MATTERS

(DIRECTORS)

[date]

This Agreement is made as of                                 , 2003, by and between DayStar Technologies, Inc., a Delaware corporation (the “Corporation”), and                                  (the “Director”), a director of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors of the Corporation the most capable persons available and persons who have significant experience in business, corporate and financial matters; and

WHEREAS, the Corporation has identified the Director as a person possessing the background and abilities desired by the Corporation and desires the Director to serve as a director of the Corporation; and

WHEREAS, the substantial increase in corporate litigation may, from time to time, subject corporate directors to burdensome litigation, the risks of which frequently far outweigh the advantages of serving in such capacity; and

WHEREAS, in recent times the cost of liability insurance has increased and the availability of such insurance is, from time-to-time, severely limited; and

WHEREAS, the Corporation and the Director recognize that serving as a director of a corporation at times calls for subjective evaluations and judgments upon which reasonable persons may differ and that, in that context, it is anticipated and expected that directors of corporations will and do from time to time commit actual or alleged errors or omissions in the good faith exercise of their corporate duties and responsibilities; and

WHEREAS, it is the express policy of the Corporation to indemnify its directors to the fullest extent permitted by law; and

WHEREAS, the Amended and Restated Certificate of Incorporation permits, and the Amended and Restated Bylaws of the Corporation require, indemnification of the directors of the Corporation to the fullest extent permitted by law, including but not limited to the General Corporation Law of Delaware (the “DGCL”), and the DGCL expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and its directors with respect to indemnification; and

Indemnification Agreement

(Directors)

WHEREAS, the Corporation and the Director desire to articulate clearly in contractual form their respective rights and obligations with regard to the Director’s service on behalf of the Corporation as a director and with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to such service.

NOW THEREFORE, the Corporation and the Director agree as follows:

1. Agreement to Serve.

The Director shall serve as a director of the Corporation for so long as the Director is duly elected or until the Director tenders a resignation in writing. This Agreement creates no obligation on either party to continue the service of the Director for a particular term or any term.

2. Definitions.

As used in this Agreement:

(a) The term “Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Director may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Director is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which exculpation, indemnification or reimbursement can be provided under this Agreement.

(b) The term “Expenses” includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under Section 12 of this Agreement, but shall not include amounts paid in settlement by the Director or the amount of judgments or fines against the Director.

(c) References to “other enterprise” include, without limitation, employee benefit plans; references to “fines” include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(d) References to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a

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(Directors)

consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(e) For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or exculpate its officers or directors; and

(ii) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL.

3. Limitation of Liability.

(a) To the fullest extent permitted by law, the Director shall have no monetary liability of any kind or nature whatsoever in respect of the Director’s errors or omissions (or alleged errors or omissions) in serving the Corporation or any of its subsidiaries, their respective stockholders or any other enterprise at the request of the Corporation, so long as such errors or omissions (or alleged errors or omissions), if any, are not shown by clear and convincing evidence to have involved:

(i) any breach of the Director’s duty of loyalty to such corporations, stockholders or enterprises;

(ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

(iii) any unlawful distribution under Section 174 of the DGCL (including, without limitation, dividends, stock repurchases and stock redemptions);

(iv) any transaction from which the Director derived an improper personal benefit; or

(v) profits made from the purchase and sale by the Director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

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(b) Without limiting the generality of subparagraph (a) above and to the fullest extent permitted by law, the Director shall have no personal liability to the Corporation or any of its subsidiaries, their respective stockholders or any other person claiming derivatively through the Corporation, regardless of the theory or principle under which such liability may be asserted, for:

(i) punitive, exemplary or consequential damages;

(ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained;

(iii) fees of attorneys, accountants, expert witnesses or professional consultants; or

(iv) civil fines or penalties of any kind or nature whatsoever.

4. Indemnity in Third-Party Proceedings.

To the fullest extent permitted by law, the Corporation shall indemnify the Director in accordance with the provisions of this Section 4 if the Director was or is a party to, or is threatened to be made a party to, any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding if the Director acted in good faith and in a manner the Director reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the Director, in addition, had no reasonable cause to believe that the Director’s conduct was unlawful. However, the Director shall not be entitled to indemnification under this Section 4 in connection with any Proceeding charging improper personal benefit to the Director in which the Director is adjudged liable on the basis that personal benefit was improperly received by the Director unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances of the case; or in connection with any Proceeding (or part thereof) initiated by such person or any Proceeding by such person against the Corporation or its directors, officers, employees or agents unless: (1) such indemnification is expressly required to be made by law, (2) the Proceeding was authorized by the Board of Directors, or (3) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL.

5. Indemnity in Proceedings by or in the Right of the Corporation.

To the fullest extent provided by law, the Corporation shall indemnify the Director in accordance with the provisions of this Section 5 if the Director was or is a party to, or is threatened to be made a party to, any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Director in connection with the defense or settlement of such Proceeding if the Director acted in good faith and

Indemnification Agreement

(Directors)

in a manner the Director reasonably believed was in or not opposed to the best interests of the Corporation. However, the Director shall not be entitled to indemnification under this Section 5 in connection with any Proceeding in which the Director has been adjudged liable to the Corporation unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the Director is fairly and reasonably entitled to indemnification for such Expenses in view of all the relevant circumstances of the case; or in connection with any Proceeding (or part thereof) initiated by such person or any Proceeding by such person against the Corporation or its directors, officers, employees or other agents unless: (1) such indemnification is expressly required to be made by law, (2) the Proceeding was authorized by the Board of Directors, or (3) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL.

6. Indemnification of Expenses of Successful Party.

Notwithstanding any other provisions of this Agreement other than Section 9, to the extent that the Director has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Director against all Expenses actually and reasonably incurred in connection therewith.

7. Good Faith.

(a) For purposes of any determination under this Agreement, the Director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more directors or employees of the Corporation whom the Director believed to be reliable and competent in the matters presented;

(ii) counsel, independent accountants or other persons as to matters which the Director believed to be within such person’s professional or expert competence; or

(iii) a committee of the Board of Directors upon which such Director does not serve, as to matters within such committee’s designated authority, which committee the Director reasonably believes to merit confidence.

(b) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any

Indemnification Agreement

(Directors).

criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

(c) The provisions of this Section 7 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the DGCL.

8. Exclusions.

Notwithstanding any provision in this Agreement other than Section 6, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against the Director:

(a) for which payment is made to or required to be made to or on behalf of the Director under any insurance policy, except with respect to any deductible amount, self-insured retention or any excess amount to which the Director is entitled under this Agreement beyond the amount of payment under such insurance policy;

(b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy;

(c) in connection with any Proceeding (or part of any Proceeding) initiated by the Director, or any Proceeding (or part of any Proceeding) by the Director against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless:

(i) the Corporation is expressly required by law to make the indemnification;

(ii) the Proceeding was authorized by the Board of Directors of the Corporation; or

(iii) the Director initiated the Proceeding pursuant to Section 12 of this Agreement and the Director is successful in whole or in part in such Proceeding; or

(d) for an accounting of profits made from the purchase and sale by the Director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

9. Advances of Expenses.

The Corporation shall pay the Expenses incurred by the Director in any Proceeding (other than a Proceeding brought for an accounting of profits made from the purchase and sale by the Director of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law)

Indemnification Agreement

(Directors).

in advance of the final disposition of the Proceeding at the written request of the Director, if the Director:

(a) furnishes the Corporation a written affirmation of the Director’s good faith belief that the Director is entitled to be indemnified under this Agreement; and

(b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Director is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the Director but need not be secured.

Advances pursuant to this Section 9 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in subparagraphs (a) and (b) above, and shall be made without regard to the Director’s ability to repay the amount advanced and without regard to the Director’s ultimate entitlement to indemnification under this Agreement. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 9 or of other liability incurred by the Director in connection with any Proceeding.

Notwithstanding any provision in this Agreement, the Corporation will not be obligated under this Agreement to pay the Expenses incurred by the Director in advance of the final disposition of a Proceeding (or part thereof) in connection with any Proceeding (or part thereof) where such Proceeding (or part thereof) was initiated by the Director, or any Proceeding (or part thereof) by the Director against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless

(a) the Corporation is expressly required by law to make the advance;

(b) the Proceeding was authorized by the Board of Directors of the Corporation; or

(c) the Director initiated the Proceeding pursuant to Section 12 of this Agreement and the Director is successful in whole or in part in such Proceeding.

10. Nonexclusivity and Continuity of Rights.

The indemnification, advancement of Expenses, and exculpation from liability provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under any other agreement, the Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, vote of stockholders or directors, the DGCL, or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office or occupying such position. The indemnification under this Agreement shall continue as to the Director even though the Director may have ceased to be a director of the Corporation or a

Indemnification Agreement

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director, officer, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Director.

11. Procedure Upon Application for Indemnification.

Any indemnification under Sections 4, 5 or 6 shall be made no later than 45 days after receipt of the written request of the Director, unless a determination that the Director is not entitled to indemnification under this Agreement is made within such 45-day period by:

(a) the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the applicable Proceeding;

(b) if such quorum cannot be obtained, majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the Proceeding;

(c) special legal counsel selected by the Board of Directors or its committee in the manner prescribed in subparagraph (a) or (b) above or, if a quorum of the Board of Directors cannot be obtained under subparagraph (a) above and a committee cannot be designated under subparagraph (b) above, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the Proceeding; or

(d) the stockholders of the Corporation.

12. Enforcement.

The Director may enforce any right to indemnification, advances or exculpation provided by this Agreement in any court of competent jurisdiction if:

(a) the Corporation denies the claim for indemnification, advances or exculpation, in whole or in part; or

(b) the Corporation does not dispose of such claim within 45 days of request therefor.

It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to, and in compliance with, Section 9 of this Agreement) that the Director is not entitled to indemnification or exculpation under this Agreement. However, except as provided in Section 13 of this Agreement, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of Expenses for which it is obligated pursuant to Section 9 of this Agreement if the Director has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification or exculpation is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have

Indemnification Agreement

(Directors).

made a determination prior to the commencement of such action that indemnification or exculpation is proper in the circumstances because the Director has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification or exculpation is improper because the Director has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Director is not entitled to indemnification or exculpation under this Agreement or otherwise. The Director’s expenses incurred in connection with successfully establishing the Director’s right to indemnification, advances or exculpation, in whole or in part, in any Proceeding shall also be paid or reimbursed by the Corporation.

    13. Notification and Defense of Claim.

As a condition precedent to indemnification under this Agreement, not later than 30 days after receipt by the Director of notice of the commencement of any Proceeding the Director shall, if a claim in respect of the Proceeding is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement of the Proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the Director: (a) unless the Corporation shall be shown to have suffered actual damages as a result of such failure, or (b) otherwise than under this Agreement. With respect to any Proceeding as to which the Director so notifies the Corporation of the commencement:

(a) The Corporation shall be entitled to participate in the Proceeding at its own expense.

(b) Except as otherwise provided in this Section 13, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Director. The Director shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Director reasonably concludes that there may be a conflict of interest between the Corporation and the Director in the conduct of the defense of the Proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Director has made the conclusion provided for in (i) above.

(c) If two or more persons who may be entitled to indemnification from the Corporation, including the Director, are parties to any Proceeding, the Corporation may require the Director to use the same legal counsel as the other parties. The Director shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Director under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Director reasonably concludes that there may be a conflict of interest between the Director and any of the other parties required by the Corporation to be represented by the same legal counsel.

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(d) The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Director shall permit the Corporation to settle any Proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty, limitation, disqualification or disenfranchisement on the Director without the Director’s written consent.

    14. Partial Indemnification.

If the Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred by the Director in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Director for the portion of such Expenses, judgments, fines or amounts paid in settlement to which the Director is entitled.

    15. Interpretation and Scope of Agreement.

Nothing in this Agreement shall be interpreted to constitute a contract of service for any particular period or pursuant to any particular terms or conditions. The Corporation retains the right, in its discretion, to terminate the service relationship of the Director, with or without cause, or to alter the terms and conditions of the Director’s service all without prejudice to any rights of the Director which may have accrued or vested prior to such action by the Corporation.

    16. Severability.

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the remainder of this Agreement shall continue to be valid and the Corporation shall nevertheless indemnify the Director as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

    17. Subrogation.

In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director. The Director shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

    18. Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery by hand to the party to whom the notice or other communication shall have been directed, or on the third business day

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after the date on which it is mailed by United States mail with first-class postage prepaid, addressed as follows:

(a)	If to the Director, to the address indicated on the signature page of this Agreement.

(b)	If to the Corporation, to:	DayStar Technologies, Inc.
900 Golden Gate Terrace, Suite A
Grass Valley, CA 95945

	With a copy to:	Sherrill A. Corbett
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, OR 97204-2099

or to any other address as either party may designate to the other in writing.

    19. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

    20. Applicable Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.

    21. Successors and Assigns.

This Agreement shall be binding upon the Corporation and its successors and assigns.

    22. Attorney Fees.

If any suit or action (including, without limitation, any bankruptcy proceeding) is instituted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the party not prevailing, in addition to other relief that may be provided by law, an amount determined reasonable as attorney fees at trial and on any appeal of such suit or action.

Indemnification Agreement

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

DAYSTAR TECHNOLOGIES, INC.	OFFICER:

By:	Signature:
Title:	Name:
Address:

Indemnification Agreement

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